December 22, 2004

Mr. George Bayly
Chief Executive Officer and
Co-Chairman of the Board
U.S. Can Corporation
United States Can Company
700 East Butterfield Road
Suite 250
Lombard, IL 60148

         Re:      Resignation from U.S. Can Corporation/United States Can Company (together, "U.S. Can")

Dear George,

As I told you earlier, I have decided to resign from U.S. Can.  I have set forth below the items that I believe constitute our agreement regarding my resignation, effective as of the Separation Date (as defined below).

1.       I will continue in my role as Chief Financial Officer until the earlier of the date my replacement accepts employment, the completion of the audit or March 1, 2005 (the "Separation Date").  If a replacement Chief Financial Officer is hired before the Separation Date, I will continue to work for
         U.S. Can through the Separation Date in order to assist with the year end accounting close and financial statement audit and to transition responsibilities to the new CFO.

2.       During the remainder of my employment with U.S. Can, I will continue to be compensated at my current salary rate and will be eligible to continue participation in employee benefit plans of U.S. Can in accordance with plan terms and generally applicable policies of U.S. Can.

3.       I hereby resign, effective as of the Separation Date, my employment and all directorships, positions and offices held by me with U.S. Can or any of its affiliates.  I understand that U.S. Can will take actions in reliance on my resignation and that it is irrevocable.

4.       In consideration for my agreement to continue my employment through the Separation Date and subject to my meeting in full my obligations under this letter agreement and my signing a timely and effective release of claims in the form

         attached hereto as Exhibit A (the "Employee Release") following the Separation Date, U.S. Can agrees to
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         provide me the following:

a.       to pay me a lump sum stay bonus equal to nine months of salary and car allowance at the rates in effect on the date of this letter, first written above;

b.       to pay to me any vacation I had earned but not used as of the Separation Date, meaning the 10 days of vacation I had earned as of the date of this letter agreement, above, plus any additional vacation I earn between that date and the Separation Date, reduced by the amount of vacation taken between the date of this letter and the Separation Date; and

c.       to pay to me any bonus to which I am entitled under the Management Incentive Plan based on actual performance for 2004, with the amount of any such bonus being determined  in accordance with the terms of the Plan and subject to any discretion of the Board of Directors provided for in or contemplated by the Plan.

5.       After the Separation Date, I will continue to be covered by any directors and officers insurance maintained by U.S. Can on the same terms as other former officers for so long as U.S. Can elects to maintain such insurance.

6.       I agree that the payments provided under paragraph 2 of this Agreement are in complete satisfaction of any and all compensation due to me from U.S. Can, whether for services provided to U.S. Can and its affiliates or otherwise, through the Separation Date and that, except as expressly provided under paragraph 4 of this Agreement, no further compensation is owed to me.

7.       All payments made by U.S. Can under this letter agreement shall be reduced by any tax or other amounts required to be withheld by U.S. Can under applicable law and all other deductions authorized by me.

8.       Except for any right I have to continue coverage at my cost under the medical and dental plans of U.S.
         Can under the federal law known as COBRA, my participation in all employee benefits plans of U.S. Can will end as of the Separation Date in accordance with the terms of those plans.  I will not continue to earn vacation or other paid time off after the Separation Date.  All stock options of U.S. Can held by me as of the Separation Date shall be cancelled as of that date and I agree to return, no later than the
         Separation Date, the stock option certificates for all stock options granted me by U.S. Can.

9.       I agree to continue to protect Confidential Information, as defined herein, and not to directly or indirectly use or disclose it.  As used in this letter agreement, "Confidential Information" means any and all information of U.S. Can and its affiliates that is not generally known to those with whom U.S.
         Can or any of its

         affiliates competes or does business or with whom U.S. Can or any of its affiliates plans to compete or do business.  Confidential Information also includes all information received by U.S. Can or any of its affiliates from customers or other third parties with any understanding, express or implied, that the information would not be disclosed.

10.      In signing this letter agreement, I represent, warrant and agree that, on or prior to the Separation
         Date, I will return to U.S. Can any and all documents, materials and information (whether in hardcopy, on electronic media or otherwise) related to the business (whether present or otherwise) of U.S. Can or any of its affiliates, and all copies, and all keys, access cards, credit cards, computer hardware and software, telephones and telephone-related equipment and all other property of U.S. Can or any of its affiliates in my possession or control.  Recognizing that my employment with U.S. Can will end on the
         Separation Date, I agree that, after the Separation Date, I will not, for any purpose, attempt to access or use any computer or computer network or system of U.S. Can or any of its affiliates, including without limitation their electronic mail systems (except at the written request of U.S. Can).  Further,
         I agree to disclose to U.S. Can all passwords necessary or desirable to enable U.S. Can to access all information which I have password-protected on any of its computer equipment or on its computer network or system or those of any of its affiliates.

11.      I agree to cooperate with U.S. Can during the remainder of my employment and thereafter with respect to all matters arising during or related to my employment, including but not limited to all matters in connection with any governmental investigation, litigation or regulatory or other proceeding which may have arisen or which may arise following the signing of this agreement.  After the Separation Date, the parties agree to use reasonable best efforts so that, any such cooperation shall be at reasonable times and locations and upon reasonable notice.  U.S. Can will reimburse my out-of-pocket expenses incurred in complying with U.S. Can requests hereunder, provided such expenses are authorized by U.S. Can in advance.

12.      Miscellaneous.

a.       This letter agreement constitutes the entire agreement between me and U.S. Can and supersedes all prior and contemporaneous communications, agreements and understandings, whether written or oral, with respect to my employment, its termination and all related matters, including the United
                  States Can Company Executive Severance Plan, payments under which I hereby waive.

b.       This letter agreement may not be modified or amended, and no breach shall be deemed to be waived, unless agreed to in writing by me and by the Chief Executive Officer of U.S. Can or his expressly authorized designee.

c.       In signing this letter agreement I represent and warrant that I do so voluntarily and with a full understanding of its terms; that I have had sufficient time to consider this letter agreement before signing; and that I have not relied on any agreements, promises or representations, express or implied, that are not set forth expressly in this letter agreement.

         If the terms of this letter agreement are acceptable to you, please sign, date and return it to me, whereupon this letter will take effect as a legally-binding agreement between us on the basis set forth above.

                                                              Sincerely,

                                                              /s/ Sandra K. Vollman
                                                              Sandra K. Vollman

   Agreed and Accepted:

   U.S. CAN CORPORATION
   UNITED STATES CAN COMPANY

   /s/ George V. Bayly
   -------------------
   George V. Bayly
   Chief Executive Officer and
   Co-Chairman of the Board

EXHIBIT A - RELEASE OF CLAIMS

FOR AND IN CONSIDERATION OF the payments to be provided me in connection with the termination of my employment as set forth in the letter agreement  between me and U.S. Can Corporation and United States Can Company (the
"Companies") dated as of December 22, 2004 (the "Agreement"), which payments are conditioned on my signing this
Release of Claims and to which I am not otherwise entitled, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, I, on my own behalf and on behalf of my heirs, executives, administrators, beneficiaries, representatives and assigns, and all others connected with or claiming through me, hereby release and forever discharge the Companies and their subsidiaries and other affiliates and all of the respective past, present and future officers, directors, shareholders, employees, agents, general and limited partners, members, managers, joint venturers, representatives, successors and assigns of the Companies and its subsidiaries and other affiliates, and all others connected with any of them (all collectively, the
"Released"), both individually and in their official capacities, from any and all causes of action, rights and claims of any type or description which I have had in the past, now have, or might now have, through the date of my signing of this Release of Claims, in any way resulting from, arising out of or connected with my employment by the Companies or any of their subsidiaries or other affiliates or the termination of that employment or pursuant to any federal, state or local employment law, regulation or other requirement (including without limitation Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act, the Americans
with Disabilities Act, and the fair employment practices laws of the state or states in which I have been employed by the Companies or any of their subsidiaries or other affiliates, each as amended from time to time).
Excluded from the scope of this Release of Claims are any rights of indemnification which I have at common law under the charter or by laws of either of the Companies or any of their subsidiaries or other affiliates and any rights arising out of the Agreement after the date of this Release of Claims.

In signing this Release of Claims, I acknowledge that I first received this Release of Claims at the time I received the Agreement, that is, prior to the Separation Date; that I may not sign this Release of Claims prior to the Separation Date (as defined in the Agreement), but that I may consider the terms of this Release of Claims for up to twenty-one (21) days following the Separation Date; that I am advised by the Companies to seek the advice of an attorney prior to signing this Release of Claims; and that I am signing this Release of Claims voluntarily and with a full understanding of its terms.  I understand that I may revoke this Release of Claims at any time within seven (7) days of the date of my signing by written notice to the Chief Executive Officer of the
Companies and that this Release of Claims will take effect only upon the expiration of such seven-day revocation period and only if I have not timely revoked it.

Intending to be legally bound, I have signed this Release of Claims under seal as of the date written below.

Signature: __/s/ Sandra K. Vollman____________  Date Signed:  ___3/1/05_________
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